Exhibit 99.1

GSE Systems Reports Second Quarter 2022 Financial Results

Conference Call Scheduled for today, August 15, 2022 at 4:30pm ET

Columbia, MD – August 15, 2022 - GSE Systems, Inc. (“GSE Solutions”, “GSE”, or “the Company”) (Nasdaq: GVP), a leader in advanced engineering and workforce solutions that support the future of clean energy production and overall decarbonization initiatives of the power industry, today announced financial results for the second quarter (“Q2”) ended June 30, 2022.

Q2 2022 and Recent Highlights

•	Strong revenue growth from Performance Engineering, with a 24% increase over Q1 of 2022 and 16% improvement from Q2 of 2021.
•	Software and support sales increased in Q2 of 2022 by 217% to $1.2 million when compared to $0.4 million in Q1 of 2022 and rose 54% compared to Q2 of 2021.
•	Backlog at June 30, 2022, was $34.0 million, including $27.5 million of Performance Improvement Solutions backlog, and $6.5 million of Workforce Solutions backlog.
•	During Q2 2022, the Company received Employee Retention Credit refunds of $1.6 million, with remaining refunds due of $1.4 million as of June 30, 2022.
•	Ended Q2 with cash, cash equivalents and restricted cash of $6.9 million, including restricted cash of $1.6 million.

Management Commentary

“I am pleased with the progress made during the second quarter, whereby we continue to see signs of improvement in the industry.  Additionally, we were able to improve our capital structure and balance sheet in a very timely manner. This has enabled us to make key investments during the quarter to prepare GSE for future organic growth opportunities, especially as our end markets continue a path towards normalization following the pandemic induced slowdown over the past two years, including much of 2021,” commented Kyle J. Loudermilk, GSE’s President and Chief Executive Officer.  “Our organic license revenue growth is a direct result of targeted investments by the company to grow this line of business. While the second quarter project order flow was a bit of a pause from the strong second half of 2021, our project execution and revenue remain solid, our backlog has remained strong, and we have a robust pipeline of new business opportunities to pursue. We remain optimistic about the direction of the company for the remainder of the fiscal year. In the near-term, we believe that the upgrades of power plants that were delayed as a result of the pandemic has created a backlog of projects that will require GSE’s solutions. Longer term, the macro trends towards grid stability, energy security and decarbonization are in our favor, providing a solid foundation to be optimistic about the future."

Emmett Pepe, CFO of GSE Systems, added, “The company's capital structure remained strong at the end of Q2 as we showed sequential improvement in revenue, margins, and Adjusted EBITDA. The company ended Q2 with cash, cash equivalents and restricted cash of $6.9 million, including restricted cash of $1.6 million. We have used the improved balance sheet to make some additional hires and investments into our divisions to place the company in a solid position for growth by identifying and winning additional opportunities. We have received cumulative Employee Retention Credit refunds through the CARES Act of approximately $3.6 million through June 30, 2022. The company is expecting to receive the remaining refunds of approximately $1.4 million in the next three to six months. The receipt of these credits enhances the Company's cash position and allows the company to make necessary investments for the future."

Q2 2022 FINANCIAL RESULTS

Revenue during Q2 2022 was $12.7 million an increase of 3.8% compared to $12.3 million in Q1 2022, and revenue was $13.5 million in Q2 2021. The sequential improvement in revenues was driven by large simulator build and upgrade projects in Performance Improvement Solutions, offset by a sequential decrease in Workforce Solutions. The year over year decrease of $0.8 million was primarily due to the wind down of large projects resulting in a reduction of staffing from our major customers, which continues to affect the power industry.

Performance Improvement Solutions revenue was $8.0 million in Q2 2022 compared to $6.4 million in Q1 2022, and $6.9 million in Q2 2021. The sequential and year-over-year increase was largely due to several significant simulator upgrade projects which began later in 2021 with continued work performed in the first six months of 2022.

Workforce Solutions revenue was $4.8 million in Q2 2022 compared to $5.9 million in Q1 2022, and $6.7 million in Q2 2021. The sequential and year-over-year decrease mainly is due to the reduction in workforce requirements.

Gross profit in Q2 2022 was $3.2 million, or 24.9% of revenue. This compared to gross profit of $2.7 million, or 19.9% of revenue in Q2 2021, and $2.4 million, or 19.8% of revenue in Q1 2022. the increase in gross margin was primarily related to an increase in larger simulator build and upgrade projects awarded this year.

Operating expenses in Q2 2022 were $4.9 million compared to $4.1 million in Q2 2021. Operating expenses was $5.0 million in Q1 2022. Operating expenses stayed steady compared to prior quarter. We continue to maintain tight expense controls despite inflationary pressures.

Operating loss was approximately $(1.7) million in Q2 2022, compared $(1.4) million in Q2 2021. Operating loss was $(2.6) million in Q1 2022.

Net loss in Q2 2022 was $(1.4) million or $(0.07) per basic and diluted share, compared to net income of $3.2 million or $0.16 per basic and diluted share in Q2 2021. Net loss was $(3.4) million or $(0.16) per basic and diluted share in Q1 2022.

Adjusted net loss1 totaled $(1.2) million, or $(0.06) per diluted share in Q2 2022, compared to adjusted net loss of $(0.6) million, or $(0.03) per diluted share, in Q2 2021. Adjusted net loss1 totaled $(2.2) million, or $(0.10) per diluted share in Q1 2022.

Earnings before interest, taxes, depreciation and amortization (“EBITDA”) for Q2 2022 was approximately $(0.7) million, compared to $3.8 million in Q2 2021. EBITDA for Q1 2022 was approximately $(2.7) million.

Adjusted EBITDA1 totaled $(0.7) million in Q2 2022, compared to $(0.4) million in Q2 2021. Adjusted EBITDA1 totaled $(1.7) million in Q1 2022.

Backlog at June 30, 2022, was $34.0 million, including $27.5 million of Performance Improvement Solutions backlog, and $6.5 million of Workforce Solutions.

1 Refer to the non-GAAP reconciliation tables at the end of this press release for a definition of "EBITDA", “adjusted EBITDA” and “adjusted net income”.

CONFERENCE CALL

GSE Systems has scheduled a conference call for today, August 15, 2022 at 4:30 p.m. ET (1:30 p.m. PT) to review these results. Interested parties can access the conference call by dialing (833) 974-2453 or (412) 317-5784 or can listen via a live Internet webcast at: https://app.webinar.net/Ln0qXx9gWYo. Access to the link is also available in the Investor Relations section of the Company's website at: https://www.gses.com/about/investors/.

A teleconference replay of the call will be available for seven days at (877) 344-7529 or (412) 317-0088, confirmation # 9763392. A webcast replay will be available in the Investor Relations section of the Company's website at https://www.gses.com/about/investors/ for 90 days.

ABOUT GSE SOLUTIONS

We are the future of operational excellence in the power industry. As a collective group, GSE Solutions leverages top skills, expertise, and technology to provide highly specialized solutions that allow customers to achieve the performance they imagine. Our experts deliver and support end-to-end training, engineering, compliance, simulation, and workforce solutions that help the power industry reduce risk and optimize plant operations. GSE is proven, with over four decades of experience, more than 1,100 installations, and hundreds of customers in over 50 countries spanning the globe. www.gses.com.

FORWARD LOOKING STATEMENTS

We make statements in this press release that are considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. These statements reflect our current expectations concerning future events and results. We use words such as “expect,” “intend,” “believe,” “may,” “will,” “should,” “could,” “anticipates,” and similar expressions to identify forward-looking statements, but their absence does not mean a statement is not forward-looking. These statements are not guarantees of our future performance and are subject to risks, uncertainties, and other important factors that could cause our actual performance or achievements to be materially different from those we project. For a full discussion of these risks, uncertainties, and factors, we encourage you to read our documents on file with the Securities and Exchange Commission, including those set forth in our periodic reports under the forward-looking statements and risk factors sections. We do not intend to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Company Contact	Investor Contact
Kyle Loudermilk	Lytham Partners
Chief Executive Officer	Adam Lowensteiner, Vice President
GSE Systems, Inc.	(646) 829-9702
(410) 970-7800	gvp@lythampartners.com

GSE SYSTEMS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(in thousands, except share and per share data)

	Three Months ended June 30,		Six Months ended June 30,
	2022	2021	2022	2021
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenue	$12,745	$13,522	$25,020	$26,626
Cost of revenue	9,573	10,833	19,421	21,009
Gross profit	3,172	2,689	5,599	5,617

Selling, general and administrative	4,410	3,522	8,917	7,256
Research and development	182	154	324	311
Restructuring charges	-	-	-	808
Depreciation	72	71	144	147
Amortization of definite-lived intangible assets	231	303	491	643
Total operating expenses	4,895	4,050	9,876	9,165

Operating loss	(1,723)	(1,361)	(4,277)	(3,548)

Interest expense, net	(358)	(49)	(506)	(103)
Change in fair value of derivative instruments, net	695	-	114	-
Other (expense) income, net	(72)	4,637	(56)	4,638

(Loss) income before income taxes	(1,458)	3,227	(4,725)	987

Provision for income taxes	(57)	(4)	110	(39)

Net (loss) income	$(1,401)	$3,231	$(4,835)	$1,026

Net (loss) income per common share - basic and diluted	$(0.07)	$0.16	$(0.23)	$0.05

Weighted average shares outstanding used to compute net (loss) income per share - basic	21,033,447	20,647,426	21,006,910	20,638,116

Weighted average shares outstanding used to compute net (loss) income per share - diluted	21,033,447	20,702,003	21,006,910	20,638,116

GSE SYSTEMS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	June 30, 2022	December 31, 2021
	(unaudited)	(audited)
ASSETS
Current assets:
Cash and cash equivalents	$5,364	$3,550
Restricted cash, current	632	-
Contract receivables, net	9,535	11,257
Prepaid expenses and other current assets	2,512	5,262
Total current assets	18,043	20,069

Equipment, software and leasehold improvements, net	829	839
Software development costs, net	571	532
Goodwill	13,339	13,339
Intangible assets, net	2,529	3,020
Restricted cash - long term	951	-
Operating lease right-of-use assets, net	880	1,200
Other assets	51	52
Total assets	$37,193	$39,051

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Line of credit	$-	$1,817
Current portion of long-term note	1,895	-
Accounts payable	1,156	1,179
Accrued expenses	1,471	1,358
Accrued compensation	1,715	1,452
Billings in excess of revenue earned	4,410	5,029
Accrued warranty	507	667
Income taxes payable	1,701	1,654
Derivative liabilities	916	-
Other current liabilities	1,512	1,883
Total current liabilities	15,283	15,039

Long-term note, less current portion	2,243	-
Operating lease liabilities noncurrent	214	790
Other noncurrent liabilities	348	179
Total liabilities	18,088	16,008

Commitments and contingencies (Note 16)

Stockholders' equity:
Preferred stock $0.01 par value; 2,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock $0.01 par value; 60,000,000 shares authorized, 22,849,972 and 22,533,005 shares issued, 21,251,061 and 20,934,094 shares outstanding, respectively	228	225
Additional paid-in capital	81,324	80,505
Accumulated deficit	(59,419)	(54,584)
Accumulated other comprehensive income (loss)	(29)	(104)
Treasury stock at cost, 1,598,911 shares	(2,999)	(2,999)
Total stockholders' equity	19,105	23,043
Total liabilities and stockholders' equity	$37,193	$39,051

EBITDA and Adjusted EBITDA Reconciliation (in thousands)

References to “EBITDA” mean net (loss) income, before considering interest expense, provision for income taxes, depreciation and amortization. References to Adjusted EBITDA excludes employee retention credit, restructuring charges, stock-based compensation expense, impact of the change in fair value of derivative instruments and VAT write-off. EBITDA and Adjusted EBITDA are not measures of financial performance under U.S. GAAP. Management believes EBITDA and Adjusted EBITDA, in addition to operating profit, net income and other U.S. GAAP measures, are useful to investors to evaluate the Company’s results because it excludes certain items that are not directly related to the Company’s core operating performance that may, or could, have a disproportionate positive or negative impact on our results for any particular period. Investors should recognize that EBITDA and Adjusted EBITDA might not be comparable to similarly-titled measures of other companies. This measure should be considered in addition to, and not as a substitute for or superior to, any measure of performance prepared in accordance with U.S. GAAP. A reconciliation of non-GAAP EBITDA and Adjusted EBITDA to the most directly comparable U.S. GAAP measure in accordance with SEC Regulation G follows:

	Three Months ended June 30,		Six Months ended June 30,

	2021	2020	2022	2021
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net (loss) income	$(1,401)	$3,231	$(4,835)	$1,026
Interest expense, net	358	49	506	103
Provision for income taxes	(57)	(4)	110	(39)
Depreciation and amortization	387	481	802	994
EBITDA	(713)	3,757	(3,417)	2,084
Employee retention credit	-	(5,075)	-	(5,075)
Restructuring charges	-	-	-	808
Stock-based compensation expense	693	463	1,101	501
Change in fair value of derivative instruments, net	(695)	-	(114)	-
VAT write-off	-	450	-	450
Adjusted EBITDA	$(715)	$(405)	$(2,430)	$(1,232)

Adjusted Net (Loss) Income and Adjusted EPS Reconciliation (in thousands, except per share amounts)

References to Adjusted Net (Loss) Income excludes the employee retention credit, restructuring charges, stock-based compensation expense, impact of the change in fair value of derivative instruments, VAT write off and amortization of intangible assets related to acquisitions. Adjusted Net Loss and Adjusted Loss per Share (adjusted EPS) are not measures of financial performance under U.S. GAAP. Management believes adjusted net loss and adjusted loss per share, in addition to other U.S. GAAP measures, are useful to investors to evaluate the Company’s results because they exclude certain items that are not directly related to the Company’s core operating performance and non-cash items that may, or could, have a disproportionate positive or negative impact on our results for any particular period, such as stock-based compensation expense. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance prepared in accordance with U.S. GAAP. A reconciliation of non-GAAP adjusted net loss and adjusted loss per share to U.S. GAAP net loss, the most directly comparable U.S. GAAP financial measure, is as follows:

	Three Months ended June 30,		Six Months ended June 30,
	2022	2021	2022	2021
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net (loss) income	(1,401)	3,231	$(4,835)	$1,026
Employee retention credit	-	(5,075)	-	(5,075)
Restructuring charges	-	-	-	808
Stock-based compensation expense	693	463	1,101	501
Change in fair value of derivative instruments, net	(695)	-	(114)	-
VAT write-off	-	450	-	450
Amortization of intangible assets related to acquisitions	231	303	491	643
Adjusted net loss	(1,172)	(628)	$(3,357)	$(1,647)

Adjusted loss per common share – diluted	(0.06)	(0.03)	(0.16)	(0.08)

Weighted average shares outstanding used to compute adjusted net loss per share - diluted(a)	21,033,447	20,647,426	21,006,910	20,638,116

(a)
During the three and six months ended June 30, 2022, we reported a U.S. GAAP net loss and an adjusted net loss. Accordingly, there was no dilutive shares from RSUs included in the adjusted net loss per share calculation that were considered anti-dilutive when calculating the net loss per share.